                                                                 EXHIBIT 10.10.1

                              FIRST AMENDMENT TO
                         THE CAPITAL ACCUMULATION PLAN
                          OF H.F. AHMANSON & COMPANY


          The Capital Accumulation Plan of H.F. Ahmanson & Company; adopted effective October 1, 1994, is hereby amended as follows, effective as of January 1, 1996.

                                       I.

              The Table of Contents shall delete "or Deferral Unit" in 1.8, delete "Griffin Investment Account" and insert "Ahmanson Advantage Account" in
1.17 and delete "Griffin Investment Augmentation Account" and insert "Ahmanson Advantage Augmentation Account" in 1.18. Section 1.2 through 1.18 of the Table of Contents and Sections 1.2 through 1.18 of the document are renumbered accordingly.


                                      II.

          Section 1.1 is hereby amended to read as follows:

"1.1  Account. "Account" means the device used by the Company to measure and
      -------
determine the amounts to be paid to a Participant under the Plan."


                                      III.

          Sections 1.2 through 1.16 should be renumbered 1.4 through 1.18


                                      IV.

          Section 1.2 is hereby amended to read as follows:

"1.2  Ahmanson Advantage Account. "Ahmanson Advantage Account" means the
      --------------------------
Ahmanson Advantage Account of H. F. Ahmanson & Company, as presently constituted and as amended from time to time."

                                       V.

          Section 1.3 is hereby amended to read as follows:

"1.3  Ahmanson Advantage Augmentation Account. "Ahmanson Advantage Augmentation
      ---------------------------------------
Account" means an account establish pursuant to Section 4.8 to enable a Participant to receive Company matching contributions which are lost under the Ahmanson Advantage Account as a result of deferrals under this Plan."

                                      VI.

          Section 1.10 is hereby amended to read as follows:

"1.10  Deferral Commitment. "Deferral Commitment" means a deferral commitment
       -------------------
made by a Participant for which a Participation Agreement has been submitted by the Participant to the Committee."

                                      VII.

          Section 1.12 is hereby amended to read as follows:

"1.12 Disability. Disability means total and permanent incapacity of a
      ----------
Participant to perform the usual duties of his employment with his Employer as determined by his Employer based upon competent medical evidence. If a Participant makes application for disability benefits under the disability plans sponsored by the Employer, as now in effect or as hereafter amended, and qualifies for such benefits, he shall be presumed to be totally disabled, subject to the Employer's determination that the disability is such that it may be regarded as total and permanent in nature.

                                     VIII.

          Section 3.2 is hereby amended to read as follows:

"3.2  Basic Forms of Deferral; Minimum Deferral. A participant may elect in a
      -----------------------------------------
Participation Agreement to establish any or all of the following:

          (a) Salary Deferral. A Participant may elect to defer a portion of
              ----------------
base salary for the Deferral Period. The amount to be deferred shall be stated as an even percentage of base salary.

          (b) Bonus Deferral. A Participant may elect to defer bonus amounts
              ---------------
(including Loan Department production bonuses) to be paid by the Employer in the Deferral Period. The amount to be deferred shall be stated as an even percentage of such bonus, or as an even percentage in excess of a stated base amount of bonus.

          (c) Special Deferral.  A Participant may elect any special Deferral
              ----------------
Commitment which is authorized by the Committee in its discretion.

          (d) Minimum Deferral. The minimum deferral under such Plan shall be 3%
              ----------------
of salary or 1% of bonus per year or such other amount as the Committee may determine from time to time in its discretion."


                                      IX.

          Section 3.3 is hereby amended to read as follows:

"3.3  Limitation on Deferral.  Except as otherwise permitted for special
      ----------------------
Deferral Commitments, a Participant shall not defer for any Plan Year, in the aggregate for all Deferral Commitments, more than the following percentages of compensation otherwise payable:

               (a) Twenty-five percent (25%) of the Participant's base salary.

               (b) One hundred percent (100%) of the Participant's bonus.


                                       X.

          Section 4.1 is hereby amended to read as follows:

"4.1  Accounts.  For record-keeping purposes only, Accounts shall be maintained
      --------
for each Participant."

                                      XI.

         Section 4.3 is hereby amended to read as follows:

"4.3  Crediting Rate. The Accounts shall be credited monthly with interest based
      --------------
on the rates specified below, compounded annually, at the end of Plan Year. Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to the Accounts.

         (a) Interest Rate During Participant's Lifetime. During the
             -------------------------------------------
Participant's lifetime, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at the T-Note Rate which is applicable for that Plan Year.

         (b) Interest Rate After Participant's Death. Following a Participant's
             ---------------------------------------
death, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at the CD Rate which is applicable for that Plan Year.


                                      XII.

         Section 4.8 is hereby amended to read as follows:

"4.8  Ahmanson Advantage Account Match.  For each Plan Year in a Deferral
      --------------------------------
Period, the Company shall credit to the Ahmanson Advantage Augmentation Account of any Participant an amount equal to the amount by which the contribution that would otherwise have been made by the Company to the Ahmanson Advantage Account for such Participant for the Plan Year is reduced by reason of the reduction in the Participant's compensation for the Plan Year due to deferrals under this Plan. The Company's contribution shall be credited to the Ahmanson Advantage Augmentation Account following the end of each Plan Year. A Participant's interest in any credit to his Ahmanson Advantage Augmentation Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Ahmanson Advantage Account. Interest will be credited on a Ahmanson Advantage Augmentation Account at the same rate as other Accounts in accordance with Section 4.3 at such times and in such manner as the Committee may determine.

         Upon Normal or Early Retirement, Disability, death or other Termination of Employment, the Company shall pay to the Participant (or his Beneficiary in the event of the Participant's death) an amount equal to the value of the Participant's vested balance in his Ahmanson Advantage Augmentation Account in one lump sum payment.

         Participants who in any Plan Year are not entitled to receive a Company matching contribution in the Ahmanson Advantage Account, either because they are eligible to participate in additional executive compensation arrangements approved by the Committee or for any other reason, will not be entitled to receive a Company contribution under this Plan to Ahmanson Advantage Augmentation Account for such Plan Year."

                                     XIII.

         Section 5.1 is hereby amended to read as follows:

"5.1  Plan Benefit.  If a Participant has a Termination of Employment for any
      ------------
reason including Disability or death, the Company shall pay a Plan benefit equal to the Participant's Account, as determined below:

               (a) Upon Retirement, Disability, Death or After Change in
                   -----------------------------------------------------
Control. Unpaid balances of Accounts of Participants who have a Termination of
-------
Employment upon Normal or Early Retirement, Disability, death, or at any time after a Change in Control shall be credited retroactively with one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year.

               (b) Upon Termination of Employment Before Retirement, Disability
                   ------------------------------------------------------------
or Death Prior to a Change in Control. Unpaid balances of Accounts of
-------------------------------------
Participants who have a Termination of Employment prior to a Change in Control before Normal or Early Retirement for reasons other than Disability or death shall be credited retroactively with a percentage of the T-Note Rate based on the Participant's completed years of Continuous Service from his date of hire, including years of Continuous Service before the Effective Date of this Plan, as follows:


          Completed Years of
          Continuous Service        % of T-Note Rate
          -----------------------   -----------------
          Less than Five Years             100%
          Five years or more               125%


               (c) Duration.  The interest rates provided under paragraphs (a)
                   --------
and (b) above shall be payable until the Participant's Accounts are distributed in full except in the event of the Participant's death. After the Participant's death, interest shall be credited at the CD Rate pursuant to Section 4.3(b)."

                                      XIV.

         Section 5.2 is hereby amended to read as follows:

         5.2   Form of Retirement Benefit Payment.  Retirement benefits payable
               ----------------------------------
following Normal or Early Retirement will be paid in accordance with the form of retirement benefit elected by the Participant on an election form prescribed by the Committee for designation of form of payment. A Participant may change this election by filing a new election at any time which is more than 12 months preceding Normal or Early Retirement. Retirement benefits will be paid in accordance with the most recent timely election. Any election which is not timely made will be void. Thereafter, a Participant's election will be irrevocable, except that a Participant who has elected payments in installments may request in writing payment in a lump sum, at any time after Normal or Early Retirement, of the amount of his Account which is reasonably necessary to meet the Participant's requirements due to a Financial Hardship.

         The available forms of payment after Normal or Early Retirement are as follows:

               (a) Lump Sum.  A lump sum payment after Normal or Early
                   --------
Retirement.

               (b) Installment Payments.  Monthly installment payments in
                   --------------------
substantially equal payments of principal and interest over a payment period of 60, 120 or 180 months, as elected by the Participant. The amount of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments. If no election is made, retirement benefits will be paid in monthly installments over 180 months.

               (c) Deferred Payments.  A Participant may elect, in the election
                   -----------------
form for designation of form of payment, to have the lump sum or installment payments which are payable following Normal or Early Retirement commence subsequent to Normal or Early Retirement in January of the year following Normal or Early Retirement or when the Participant attains age 55, 60, 65 or 70."

                                      XV.

         Section 5.4 is hereby amended to read as follows:

"5.4  Survivor Benefits.
      -----------------

          (a) Amount of Survivor Benefit.  The amount payable as a survivor
              --------------------------
benefit shall be equal to the remaining unpaid balance of the Participant's Accounts, if any. If the Participant dies during employment with an Employer, the amount payable with respect to the unpaid balance of the Participant's Accounts shall be determined by retroactively crediting interest at one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year through the date of the Participant's death. After the Participant's death interest shall be credited at the CD Rate for each Plan Year pursuant to Section 4.3(b).

          (b) Form of Survivor Benefit.  If the Participant dies before
              ------------------------
commencement of distributions of the Participant's Accounts, the Participant's Account balance shall be paid in the form and over the period elected by the Participant for payment of the survivor benefit. However, the Participant may modify the form of payment of survivor benefits in a written form filed with the Committee at any time prior to the Participant's death. If no election is made, survivor benefits will be paid in a lump sum. Survivor benefit payments shall commence following the Participant's death.

          If the Participant dies after commencement of distributions of the Participant's Accounts, the Participant's remaining Account balance, if any, shall be paid by continuation of the form of benefit which was payable to the Participant for the remaining payments which would have been made to the Participant if the Participant had lived.

          Notwithstanding the foregoing, the survivor benefit will be paid in a lump sum if the aggregate Account balance is less than $50,000."

                                      XVI.

         Section 5.5 is hereby amended to read as follows:

"5.5 Early Distributions.  A Participant may elect on an annual basis to receive
     -------------------
an early distribution from his Accounts prior to Termination of Employment ("Early Distribution") subject to the following restrictions:

          (a) Timing of Election.  The election to take an Early Distribution
              ------------------
from an Account must be made at the same time the Participant elects the form of payment.

          (b) Amount of Withdrawal.  The amount which a Participant can elect to
              --------------------
receive as an Early Distribution with respect to an Account may be a fixed dollar amount or any percent up to one hundred percent (100%) of the Participant's Account balance for the deferrals made in that Plan Year. If a fixed dollar amount is elected, and this amount exceeds the Account balance when an Early Distribution is to be made, only the Account balance will be paid.

          (c) Timing and Form of Early Distribution.  The Early Distribution
              -------------------------------------
shall be paid in a single lump sum at the time elected by the Participant in the election form in which the Early Distribution option is elected. In no event shall an Early Distribution be made prior to seven years following the start of the Deferral Period for that Plan Year.

          Amounts paid to a Participant pursuant to this Section 5.5 shall be treated as distributions from the Participant's Account.

          If a Participant has a Termination of Employment prior to the Early Distribution date which the Participant has elected, his Account balance will be paid in a lump sum upon Termination of Employment; provided, however, if Termination of Employment is due to Normal or Early Retirement, his Account balance will be paid in accordance with the form of retirement benefit payment which the Participant has elected, if any, or otherwise in a lump sum upon Normal or Early Retirement."


                                     XVII.

         Section 5.7 is hereby amended to read as follows:

"5.7  Disability.  If a Participant suffers a Disability, the Participant's
      ----------
Deferral Commitments will cease except for any bonuses which may be payable thereafter. The Participant's Account will be distributed in accordance with the method which the Participant had elected for payment of retirement benefits if the Participant is eligible for Early or Normal Retirement, or otherwise will be distributed in a lump sum to the Participant upon his Termination of Employment due to his Disability. Notwithstanding the foregoing, such distribution may be delayed if the Committee determines that such distribution would result in a reduction of any disability benefits payable to the Participant under disability plans sponsored by the Employer. The Committee shall make appropriate adjustments on account of any delayed payments to ensure that the Participant receives payments which are actuarially equivalent to the payments which were otherwise due to him under this Plan."


                                     XVIII.

         Section 5.8 is hereby amended to read as follows:

"5.8  Valuation and Settlement.  The date on which a lump sum is paid or the
      ------------------------
date on which installment payments commence shall be the "Settlement Date." The Settlement Date shall be no more than thirty (30) days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of Normal or Early Retirement, other Termination of Employment or death, unless the Participant elects to defer commencement of payments following Normal or Early Retirement to a later date in the election form for designation of form of payment. The Settlement Date for an Early Distribution or delayed payments following Normal or Early Retirement shall be the month which the Participant elects for commencement of such payments in the election form for designation of form of payment. The amount of a lump sum payment and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum payments and the initial amount of installment payments which will be made in the following January."


                                      XIX.

         Section 5.9 (b) is hereby amended to read as follows:

"5.9(b) Notwithstanding any other provisions of the Plan, at any time before or after a Change in Control a Participant or a Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of the balance of his Accounts, reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) before a Change in Control or five percent (5%) after a Change in Control of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the penalty shall not apply in the event of (i) a determination by the Committee based on advice of counsel or (ii) a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision any Participant or Beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. The Company shall notify all Participants (and Beneficiaries of deceased Participants) of any such determination. Whenever any such determination is made, the Company shall refund all penalties which were imposed hereunder on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is recognized for federal income tax purposes). Interest shall be paid on any such refunds at one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year, compounded annually. The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant or Beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. Whenever a Participant receives a lump sum payment under this Section 5.9(b) or Section 9.1, the Participant must cease all deferrals under this Plan effective as of the date of the lump sum payment and may not resume or make any new deferrals under this Plan until the next Plan Year beginning after 12 months following receipt of the lump sum payment.


                                      XX.

         Section 5.9 (c) is hereby amended to read as follows:

      "(c) For the purpose of this Agreement, a "Change in Control" shall mean:

          (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock of the Company(the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of clause (iii) of this section; or

          (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company's Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or


          (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.


                                      XXI.

         Section 5.14 is hereby amended to read as follows:

"5.14  Small Benefit.  Notwithstanding any election made by the Participant, the
       -------------
Committee, in its sole discretion, may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than $50,000 which is payable to the Participant or any Beneficiary."

                                     XXII.

         Section 9.1 is hereby amended to read as follows:

"9.1  Amendment.  The Board may at any time amend the Plan in whole or in part,
      ---------
provided, however, that no amendment shall be effective to decrease or restrict the amount accrued (including earnings at the appropriate interest rate) in any Account to the date of such amendment. Upon a prospective amendment to reduce the formula for determining the future interest rate, 30 days' advance written notice shall be given to each Participant. Following such a reduction and the giving of notice to the Participant, the Participant may elect to (i) terminate an ongoing Deferral Commitment without penalty and/or (ii) receive an immediate lump sum payment of the balance of his Account(s), reduced by a penalty, which shall be forfeited to the Company, equal to five percent (5%) of the balance of such Account, in lieu of payments in accordance with the form previously elected by the Participant. However, the five percent (5%) penalty shall not apply if it would not have applied under Section 5.9(b). The Participant may make such an election by notifying the Committee in writing within sixty (60) days following receipt of notice of the amendment to reduce the interest rate."


          IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed this 18th day of March, 1997, effective as of January 1, 1996.


                              H. F. AHMANSON & COMPANY



                              By /s/ Madeleine Kleiner
                                 ---------------------------
                                 Title: Senior Executive Vice President